THIS STOCK PURCHASE WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND APPLICALBE STATE SECURITIES LAWS OR PURSUANT TO APPLICABLE EXEMPTIONS FROM SUCH LAWS.


                             STOCK PURCHASE WARRANT


         THIS STOCK PURCHASE WARRANT ("Warrant") CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, Impact
International, L.L.C., an Oklahoma limited liability company ("Impact" or "Holder") is entitled to purchase the number of fully paid and nonassessable shares (the "Shares") of common stock ("Common Stock") of Tidelands Oil & Gas Corporation (the "Company") at the Exercise Price per Share (the "Warrant Price") as defined below, all as set forth herein and as adjusted pursuant to
Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued pursuant to the terms of the Purchase and Sale Agreement (the "Purchase Agreement"), dated as of the date hereof, between the Company and Impact. The amount and kind of securities receivable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

                                   ARTICLE 1.
                                    EXERCISE
                                    --------

         1.1 Method of Exercise. Holder may exercise this Warrant in whole or in part at any time and from time to time after the date hereof up to and including April ____, 2005(the "Expiration Date"). Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Holder shall pay, in consideration for exercise of the Warrants an amount equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Shares with respect to which the Warrant is being exercised payable by certified funds or as permitted in Section 1.2.

         1.2 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                           A

         Where    X        = the net  number of  shares  of  Common  Stock to be
                           issued to the Holder.

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the Market Value of one share of the Company's Common Stock (at the date of such calculation)

                  B = Warrant Price (as adjusted to the date of such calculation)

         1.3 Share Coverage and Exercise Price. The number of Shares for which this Warrant may be exercised, subject to adjustment herein, initially shall be 6,830,000, representing 19% of the issued and outstanding Common Stock of the Company on the date hereof. The initial Warrant Price shall be equal to the average of the closing price of the Common Stock on the over the counter market, averaged over a period of the ten (10) business days following the date of the execution of this Warrant; provided that for any date on which no trading occurred, the closing price shall be deemed to be the closing price for the most recent previous date on which trading occurred, and further provided that the purchase price shall not exceed $0.35 per share.

         1.4 Market Value. The Market Value of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Value" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair market value thereof determined by an experienced and qualified independent appraiser, selected by the Company with the approval of the Holder.

         1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so acquired.

         1.6  Replacement  of  Warrants.   On  receipt  of  evidence  reasonably
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver in lieu of this Warrant, a new warrant of like tenor.

         1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

                  1.7.1 Acquisition. For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                  1.7.2 Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

                  1.7.3 Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero.

         1.8 Reservation of Shares. The Company shall reserve, for so long as any Warrant remains outstanding, a number of authorized and unissued shares of Common Stock sufficient to provide for the exercise in full of any and all such Warrants, and the transfer agent for the Common Stock (the "Transfer Agent"), is hereby irrevocable authorized and directed at all times until all such Warrants have been exercised in full or otherwise surrendered for cancellation to reserve such number of authorized and unissued shares as necessary for such purpose. The Company covenants and agrees that upon exercise of the Warrants and payment of the Warrant Price therefor, all shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable, not subject to the preemptive rights of any shareholder, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof.

                                   ARTICLE 2.
                            ADJUSTMENT TO THE SHARES
                            ------------------------

         2.1 Stock Dividends, Splits, etc. If the Company declares or pays dividend on its Common Stock (or the Shares if the Shares are securities other than common stock) payable in Common Stock, or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

         2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3 Adjustments for Combinations, Etc. If the outstanding Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

         2.4 Stock Issued For Debt. If, after the date hereof, the Company should issue any shares of Common Stock in payment or satisfaction of indebtedness existing on the date hereof, the number of shares of Common Stock issuable hereunder shall be increased so that the number of shares issuable hereunder is equal to nineteen percent (19%) of the outstanding Common Stock after giving effect to such issuances, and the Warrant Price per share shall be decreased to an amount such that the aggregate consideration payable if the Warrant were fully exercised (after giving effect to the increased number of shares) would equal the aggregate consideration which would have been payable if the Warrant were fully exercised prior to such adjustments.

         2.5 Common Stock Issued at Less Than Warrant Price. If and whenever, on or after the date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock or Options or Warrants for Shares of Common Stock or rights of conversion for Shares of Common Stock (other than Excluded Stock and other than as described in Section 2.4) for consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale, the Warrant Price shall be reduced to the price determined by multiplying the Warrant Price in effect immediately prior to such time by a fraction:

                  (1) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale (assuming the exercise of all Options (as defined below) that are then exercisable and the conversion of all Convertible Securities (as defined below) that are then convertible), plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued or sold would purchase at the Warrant Price in effect immediately prior to such issuance; and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale (assuming the exercise of all Options that are then exercisable and the conversion of all Convertible Securities that are then convertible).

         For purposes of this Section 2.4 "Excluded Stock" means shares of Common Stock (in each case as adjusted for any stock splits, stock dividends, recapitalizations, combinations or similar transactions) issued under existing stock option plans approved by the shareholders of the Company.

         2.6 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

         2.7 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

         2.8 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

         2.9 Certain Events. If any event occurs of the type contemplated by the provisions of this Article 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the number of Shares obtainable upon exercise of this Warrant and in the Warrant Price so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall decrease the number of Shares obtainable as otherwise determined pursuant to this Section 2.

         2.10 Purchase Rights. If at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Stock (the "Purchase Rights") then the Holder of this Warrant shall be entitled to obtain, upon the same terms on which holders of Common stock are to receive such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Shares of acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                                   ARTICLE 3.
                  REPRESENTATIONS AND COVENANTS OF THE COMPANY
                  --------------------------------------------

         3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 Notice of Certain  Events.  If the Company  proposes at any time to
(a) declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities and whether or not a regular cash dividend;
(b) offer for subscription pro rata to the holders of any class or series of stock any additional shares of stock of any class or series or other rights; (c) effect any reclassification or recapitalization of Common Stock; (d) merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event; and (3) in the case of the matter referred to in
(e) above, the same notice as is given to the holders of such registration rights.

         3.3 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be entitled to the registration rights granted in the Registration Agreement dated the same date as this Warrant. In the event that the shares are unable to be registered in response to a request made pursuant to the Registration Agreement, the Company shall notify the Holder of such inability in writing and, without any further action, the Expiration Date of the Warrant will be extended to the fifth (5th) anniversary of the date of original issuance of this Warrant (or the Company shall have the right to repurchase the Warrant for an amount equal to the excess of Fair Market Value over the Warrant Price, which right shall be exercisable for a period of thirty
(30) days following such notice given by the Company in which to give notice of its intention).

                                   ARTICLE 4.
                                 MISCELLANEOUS.
                                 --------------

         4.1 Term; Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

         4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

         4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any).

         4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address set forth in the LOI or as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

         4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

         4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to its principles regarding conflicts of law.

         DATED  April _____, 2003.


                                           "COMPANY"

                                           TIDELANDS OIL & GAS CORPORATION


                                           By:__________________________________
                                                    NAME:_______________________
                                                    TITLE:______________________

                                   APPENDIX 1

                               NOTICE OF EXERCISE

         1. The undersigned hereby elects to purchase ____________ shares of the Common/Preferred Series _________ [Strike one] Stock of TIDELANDS OIL & GAS CORPORATION. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ________________ of the Shares covered by the Warrant.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:



                  ___________________________________
                  (Name)

                  ___________________________________

                  ___________________________________
                  (Address)

         3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                             ___________________________________
                                             (Signature)

___________________________________
(Date)

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE


                            _________________, _______

(Name of Holder)

(Address of Holder)

Attn:  Chief Financial Officer

Dear ____________________:


         This is to advise you that the Warrant issued to you described below will expire on _______________________, 20____.

         Issuer:

         Issue Date:

         Class of Security Issuable:

         Exercise Price per Share:

         Number of Shares Issuable:

         Procedure for Exercise:

         Please contact [name of contact person at (phone number) with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.


                                         _______________________________________
                                         (Name of Issuer)

                                         By:____________________________________


                                         Its:___________________________________